Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 024053.0000018

November 23, 2020

Universal Corporation

9201 Forest Hill Avenue

Richmond, Virginia 23235

Universal Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Universal Corporation, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an indeterminate amount of the Company’s (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and collectively, with the Senior Debt Securities, the “Debt Securities”), (iii) shares of preferred stock, without par value (the “Preferred Stock”), (iv) shares of common stock, without par value (the “Common Stock”), (v) warrants to purchase Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (the “Warrants”), (vi) stock purchase contracts (the “Stock Purchase Contracts”), and (vii) units consisting of any combination of Debt Securities, shares of Preferred Stock, shares of Common Stock, Warrants or Stock Purchase Contracts (the “Units”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, and Units are collectively referred to herein as the “Securities” and each individually, a “Security.”

Any Senior Debt Securities will be issued pursuant to the Indenture for Senior Debt Securities dated as of February 1, 1991 (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank) (the “Trustee”). Any Subordinated Debt Securities will be issued pursuant to one or more indentures (each, a “Subordinated Indenture”) between the Company and a trustee to be selected by the Company. Any shares of Preferred Stock will be issued by the Company pursuant to Articles of Amendment to the Articles of Incorporation (“Articles of Amendment”). Any shares of Common Stock will be issued by the Company pursuant to the Company’s Articles of Incorporation (as amended through the date hereof, the “Articles of Incorporation”). Any Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (a “Warrant Agent”). Any Stock Purchase Contracts will be issued by the Company pursuant to one or more stock purchase agreements (each, a “Stock Purchase Contract”) to be entered into between the

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON

LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC

www.HuntonAK.com

Universal Corporation

November 23, 2020

Company and a purchaser (a “Stock Purchase Contract Purchaser”). Any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent (a “Unit Agent”). The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors (a) approving the Senior Indenture and (b) authorizing the registration of the Securities, (v) the Senior Indenture and (vi) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia (the “State Corporation Commission”) on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures and the completion of all deliveries not witnessed by us, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution, delivery and enforceability of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials, without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

Universal Corporation

November 23, 2020

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power and authority to authorize the issuance of the Securities.

2. With respect to any Senior Debt Securities, when (a) the Company’s Board of Directors, a duly constituted and acting committee thereof or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve any supplemental indenture or officers’ certificate pursuant to the Senior Indenture and the issuance and sale of the Senior Debt Securities, (b) any supplemental indenture or officers’ certificate pursuant to the Senior Indenture has been executed and delivered by each of the Company and the Trustee, as applicable, and (c) the Senior Debt Securities have been executed, authenticated and issued in accordance with the terms thereof and of the Senior Indenture and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Senior Debt Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Senior Indenture.

3. With respect to any Subordinated Debt Securities, when (a) the Board has taken all necessary corporate action to authorize and approve the Subordinated Indenture and any supplemental indenture or officers’ certificate pursuant thereto and the issuance and sale of the Subordinated Debt Securities, (b) the Subordinated Indenture and any supplemental indenture or officers’ certificate pursuant thereto has been executed and delivered by each of the Company and the applicable trustee, as applicable, and (c) the Subordinated Debt Securities have been executed, authenticated and issued in accordance with the terms thereof and of the Subordinated Indenture and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Subordinated Debt Securities will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Subordinated Indenture.

Universal Corporation

November 23, 2020

4. With respect to any series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of shares of Preferred Stock, including the terms of the offering thereof, from the then authorized number of shares of Preferred Stock available therefor, (b) the Articles of Amendment creating the particular series of Preferred Stock have been filed with the State Corporation Commission and the State Corporation Commission has issued a certificate of amendment with respect thereto, (c) any certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of shares of Preferred Stock has been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such series of shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available, (b) any certificates representing the shares of Common Stock have been duly executed, countersigned and registered and (c) such shares of Common Stock have been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

6. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of the Warrants, (b) the applicable Warrant Agreement has been executed and delivered by each of the Company and the Warrant Agent and (c) the Warrants have been executed, authenticated and issued in accordance with the terms thereof and of the applicable Warrant Agreement and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Warrants will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement.

Universal Corporation

November 23, 2020

7. With respect to any Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize and approve the applicable Stock Purchase Contract and the issuance and sale of the Stock Purchase Contracts, (b) the applicable Stock Purchase Contract has been executed and delivered by each of the Company and the Stock Purchase Contract Purchaser and (c) the Stock Purchase Contracts have been executed, authenticated and issued in accordance with the terms thereof and of the applicable Stock Purchase Contract and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Stock Purchase Contracts will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Stock Purchase Contract.

8. With respect to the Units, when (a) the Board has taken all necessary corporate action to authorize and approve the applicable Unit Agreement and the issuance and sale of the Units, (b) the applicable Unit Agreement has been executed and delivered by each of the Company and the Unit Agent and (c) the Units have been executed, authenticated and issued in accordance with the terms thereof and of the applicable Unit Agreement and delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Units will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Unit Agreement.

The opinions expressed above are limited to the laws of the Commonwealth of Virginia and the laws of the State of New York in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

The opinions set forth in paragraphs 2, 3, 6, 7 and 8 above as to the enforceability of the Debt Securities, Warrants, Stock Purchase Contracts and Units, respectively, are qualified by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing.

Universal Corporation

November 23, 2020

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP